SECURITIES AND EXCHANGE COMMISSION
                  Washington, D. C. 20549


                          FORM 8-K

                       CURRENT REPORT

            Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  April 9, 1999



                     Eaton Corporation
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   (Exact name of registrant as specified in its charter)




     Ohio               1-1396                34-0196300
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(State or other      (Commission           (I.R.S. Employer
jurisdiction of       File Number)          Identification No.)
incorporation)




Eaton Center, Cleveland, Ohio                        44114-2584
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(Address of principal executive offices)             (Zip Code)



                        (216) 523-5000
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                Registrant's telephone number,
                     including area code

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                             Page 2

ITEM 5.  OTHER EVENTS

Eaton Corporation today said it will complete at the close of business today the acquisition of Aeroquip-Vickers, Inc., a global manufacturer of engineered components and systems for industrial, aerospace and automotive markets, for $1.7 billion.

Today's announcement follows overwhelming acceptance of a $58 dollar a share offer for all outstanding shares by Aeroquip-
Vickers stockholders at a special meeting held in Maumee, Ohio, yesterday.

Stephen R. Hardis, Eaton Chairman and Chief Executive Officer, said, "When we announced our intent to acquire Aeroquip-Vickers on February 1, we indicated that this transaction was designed to give us global leadership in mobile and industrial hydraulics, as well as in the area of hoses and couplings.
The more we learn about the organization, the more encouraged we have become about our global prospects.

"We have used the interim period between the February 1, 1999 announcement and the conclusion of the transaction today to plan the most effective means of integrating these businesses with Eaton's existing franchises. We have done this by creating teams comprised of full-time, proven managers from within Eaton and Aeroquip-Vickers, and their task is to study organizational, manufacturing and marketing alignments in order to determine the most effective ongoing structure for
these businesses.   We are very pleased with the speed at
which the teams are moving, and the progress they are making.

"What these teams have seen to date increases our confidence that this acquisition will create over $1 billion of value for our owners. We will soon be announcing the organizational structure for the combined operations. That leadership, working with the integration teams, will be responsible for achieving the operational synergies we have identified and for setting the future direction of these businesses."

Aeroquip is a global leader in the manufacture of products that include all pressure ranges of hose, fittings, adapters, couplings and other fluid connectors, plus precision molded and extruded plastic products.

Vickers is a leading worldwide producer of hydraulic pumps, motors and cylinders; electronic and hydraulic controls;
electric motors and drives; filtration products; and fluid-evaluation products and services. The two companies had combined sales of $2.1 billion for 1998.

Eaton Corporation is a global manufacturer of highly engineered products that serve industrial, vehicle, construction, commercial and semiconductor markets. Principal products include electrical power distribution and control equipment, truck drivetrain systems, engine components, hydraulic products, ion implanters and a wide variety of controls.

Headquartered in Cleveland, the company has 49,500 employees and 155 manufacturing sites in 25 countries around the world. Sales for 1998 were $6.6 billion. These numbers do not reflect the effect of the Aeroquip-Vickers, Inc. acquisition.
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                             Page 3

The forward-looking statements in this news release should be used with caution. They are subject to various risks and uncertainties, many of which are outside the control of the companies. Important factors which could cause actual results to differ materially from those in the forward-looking statements include changes in global economic and financial conditions, labor strikes, the markets for hydraulics, hose and couplings around the world and Eaton's ability to successfully implement the integration.
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                             Page 4

                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

                                       EATON CORPORATION
                                       -----------------
                                       (Registrant)

                                       /s/ Adrian T. Dillon
                                       ----------------------------
                                       Adrian T. Dillon
                                       Executive Vice President-
                                       Chief Financial and Planning
                                       Officer

Date:  April 9, 1999

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